                                                                    EXHIBIT 3.12

                                   REGULATIONS

                                       OF

                                CSA SERVICES INC.

                                Table of Contents

                                                                            Page
                                                                            ----
                                    ARTICLE I
                             SHAREHOLDERS' MEETINGS

                                   ARTICLE II
                                    DIRECTORS

                                   ARTICLE III
                                    OFFICERS

Section 1.    Officers.........................................................7
Section 2.    Authority and Duties of Officers.................................7

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                                   ARTICLE IV
                          INDEMNIFICATION AND INSURANCE

                                    ARTICLE V
                                  MISCELLANEOUS

                                      -ii-

                                   REGULATIONS

                                       OF

                                CSA SERVICES INC.

                                    ARTICLE I

                             SHAREHOLDERS' MEETINGS

     Section 1. Annual Meeting.

     The annual meeting of shareholders shall be held at 9:00 AM, or at such other hour as may be designated in the notice of said meeting, on the first
Monday in May in each year, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday, for the election of Directors and the consideration of reports to be laid before such meeting. Upon due notice, there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting, in which case and for which purpose the annual meeting shall also be considered as, and shall be, a special meeting. When the annual meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called for that purpose.

     Section 2. Special Meetings.

     Special meetings of shareholders may be called by (i) the Chairman of the
Board or the President or a Vice President, (ii) the Directors by action at a meeting, or by a majority of the Directors acting without a meeting, or (iii)
the person or persons who hold not less than 50% percent of all shares outstanding and entitled to be voted at said meeting.

     Upon request in writing delivered either in person or by registered mail to the President or Secretary by any person or persons entitled to call a meeting of shareholders, such officer

shall forthwith cause to be given, to the shareholders entitled thereto, notice of a meeting to be held not less than seven nor more than 60 days after the receipt of such request, as such officer shall fix. If such notice is not given within 20 days after the delivery or mailing of such request, the person or persons calling the meeting may fix the time of the meeting and give, or cause to be given, notice in the manner hereinafter provided.

     Section 3. Place of Meetings.

     Any meeting of shareholders may be held either at the principal office of the Company or at such other place within or without the State of Ohio as may be designated in the notice of said meeting.

     Section 4. Notice of Meetings.

     Not more than 60 days nor less than seven days before the date fixed for a meeting of shareholders, whether annual or special, written notice of the time, place and purposes of such meeting shall be given by or at the direction of the
President, a Vice President, the Secretary or an Assistant Secretary. Such
notice shall be given either by personal delivery or by mail to each shareholder of record entitled to notice of such meeting. If such notice is mailed, it shall be addressed to the shareholders at their respective addresses as they appear on the records of the Company, and notice shall be deemed to have been given on the day so mailed. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

     Section 5. Shareholders Entitled to Notice and to Vote.

     If a record date shall not be fixed pursuant to statutory authority, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders, shall be the close of business on the date next preceding the day on

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which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

     Section 6. Inspectors of Election; List of Shareholders.

     Inspectors of election may be appointed to act at any meeting of shareholders in accordance with the Ohio Revised Code.

     At any meeting of shareholders, an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and classes of shares held by each, shall be produced on the request of any shareholder.

     Section 7. Quorum.

     To constitute a quorum at any meeting of shareholders, there shall be present in person or by proxy shareholders of record entitled to exercise not less than a majority of the voting power of the Company in respect of any one of the purposes for which the meeting is called.

     The holders of a majority of the voting power represented in person or by proxy at a meeting of shareholders, whether or not a quorum be present, may adjourn the meeting from time to time.

     Section 8. Voting.

     In all cases, except as otherwise expressly required by statute, the
Articles of Incorporation of the Company or these Regulations, a majority of the votes cast at a meeting of shareholders shall control. An abstention shall not represent a vote cast.

     Cumulative voting in the election of Directors shall be permitted in accordance with the Ohio Revised Code.

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     Section 9. Reports to Shareholders.

     At the annual meeting, or the meeting held in lieu thereof, the officers of the Company shall lay before the shareholders a financial statement as required by the Ohio Revised Code.

     Section 10. Action Without a Meeting.

     Except as otherwise provided in these Regulations, any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the shareholders who would be entitled to notice of a meeting for such purpose, which writing or writings shall be filed with or entered upon the records of the Company.

     Section 11. Chairman of Meeting.

     The chairman of any meeting of shareholders shall be the Chairman of the
Board or, if the Directors have not elected a Chairman of the Board, the
President of the Company. The Chairman of the Board or, if the Directors have not elected a Chairman of the Board or the Chairman of the Board is unavailable to do so, the President may appoint any other officer of the Company to act as chairman of any shareholders' meeting. Notwithstanding the foregoing, the
Directors may appoint any individual to act as chairman of any shareholders'
meeting.

                                   ARTICLE II

                                    DIRECTORS

     Section 1. Election, Number and Term of Office.

     The Directors shall be elected at the annual meeting of shareholders, or if not so elected, at a special meeting of shareholders called for that purpose, and each Director shall hold office until the date fixed by these Regulations for the next succeeding annual meeting of shareholders and until his successor is elected, or until his earlier resignation, removal from office or death. At

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any meeting of shareholders at which Directors are to be elected, only persons nominated as candidates shall be eligible for election.

     The number of Directors, which shall not be less than three (unless all of the shares of the Company are owned of record by one or two shareholders, in which case the number of Directors may be less than three but not less than the number of shareholders), may be fixed or changed at a meeting of the shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares represented at the meeting and entitled to vote on such proposal. In case the shareholders at any meeting for the election of Directors shall fail to fix the number of Directors to be elected, the number elected shall be deemed to be the number of Directors so fixed.

     Section 2. Meetings.

     Regular meetings of the Directors shall be held immediately after the annual meeting of shareholders and at such other times and places as may be fixed by the Directors, and such meetings may be held without further notice.

     Special meetings of the Directors may be called by the Chairman of the
Board or by the President or by a Vice President or by the Secretary of the
Company, or by not less than one-third of the Directors. Notice of the time and place of a special meeting shall be served upon or telephoned to each Director at least 24 hours, or mailed, telegraphed or cabled to each Director at least 48 hours, prior to the time of the meeting.

     Section 3. Quorum and Voting.

     A majority of the number of Directors then in office (but in no event more than 51%) shall be necessary to constitute a quorum for the transaction of business, but if at any meeting of the Directors there shall be less than a quorum present, a majority of those present may adjourn

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the meeting from time to time without notice other than announcement at the meeting until a quorum shall attend. In all cases, except as otherwise expressly required by statute, the Articles of Incorporation of the Company or these
Regulations, the act of a majority of the Directors present at a meeting at which a quorum is present is the act of the Directors.

     Section 4. Action Without a Meeting.

     Any action which may be authorized or taken at a meeting of the Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the Directors, which writing or writings shall be filed with or entered upon the records of the
Company.

     Section 5. Committees.

     The Directors may from time to time create a committee or committees of
Directors to act in the intervals between meetings of the Directors and may delegate to such committee or committees any of the authority of the Directors other than that of filling vacancies among the Directors or in any committee of the Directors. No committee shall consist of less than three Directors. The
Directors may appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

     In particular, the Directors may create and define the powers and duties of an Executive Committee. Except as above provided and except to the extent that its powers are limited by the Directors, the Executive Committee during the intervals between meetings of the Directors shall possess and may exercise, subject to the control and direction of the Directors, all of the powers of the
Directors in the management and control of the business of the Company, regardless of

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whether such powers are specifically conferred by these Regulations. All action taken by the Executive Committee shall be reported to the Directors at their first meeting thereafter.

     Unless otherwise ordered by the Directors, a majority of the members of any committee appointed by the Directors pursuant to this section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee.
Action may be taken by any such committee without a meeting by a writing or writings signed by all of its members. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Directors, and shall keep a written record of all action taken by it.

                                   ARTICLE III

                                    OFFICERS

     Section 1. Officers.

     The Company may have a Chairman of the Board (who shall be a Director) and shall have a President, a Secretary and a Treasurer. The Company may also have one or more Vice Presidents and such other officers and assistant officers as the Directors may deem necessary. All of the officers and assistant officers shall be elected by the Directors.

     Section 2. Authority and Duties of Officers.

     The officers of the Company shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the Directors, regardless of whether such authority and duties are customarily incident to such office.

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                                   ARTICLE IV

                          INDEMNIFICATION AND INSURANCE

     Section 1. Indemnification.

     The Company shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the Board of Directors or an officer, employee or agent of the
Company, or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise. The Company shall pay, to the full extent then required by law, expenses, including attorney's fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the
Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he is a member of the
Board of Directors, officer, employee or agent of the Company, and shall continue as to a person who has ceased to be a member of the Board of Directors, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Section 2. Insurance.

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     The Company may, to the full extent then permitted by law and authorized by the Directors, purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any persons described in Section 1 against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify such person against such liability. Insurance may be purchased from or maintained with a person in which the Company has a financial interest.

     Section 3. Agreements.

     The Company, upon approval by the Board of Directors, may enter into agreements with any persons whom the Company may indemnify under these
Regulations or under law and undertake thereby to indemnify such persons and to pay the expenses incurred by them in defending any action, suit or proceeding against them, whether or not the Company would have the power under these
Regulations or law to indemnify any such person.

                                    ARTICLE V

                                  MISCELLANEOUS

     Section 1. Transfer and Registration of Certificates.

     The Directors shall have authority to make such rules and regulations as they deem expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby and may appoint transfer agents and registrars thereof.

     Section 2. Substituted Certificates.

     Any person claiming a certificate for shares to have been lost, stolen or destroyed shall make an affidavit or affirmation of that fact, shall give the
Company and its registrar or registrars and its transfer agent or agents a bond of indemnity satisfactory to the Directors or to the

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Executive Committee or to the President or a Vice President and the Secretary or
the Treasurer, and, if required by the Directors or the Executive Committee or such officers, shall advertise the same in such manner as may be required, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

     Section 3. Voting of Shares Held by the Company.

     Unless otherwise ordered by the Directors, any officer or assistant officer of the Company, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Company to vote, act and consent with respect to any shares issued by other companies which the Company may own.

     Section 4. Amendments.

     These Regulations may be amended by the affirmative vote or the written consent of the shareholders of record entitled to exercise a majority of the voting power on such proposal; provided, however, that if an amendment is adopted by written consent without a meeting of the shareholders, the Secretary shall mail a copy of such amendment to each shareholder of record who would have been entitled to vote thereon and did not participate in the adoption thereof.

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